Exhibit 10.18


     Purchase and Sale Agreement executed by and between Golden Flake Snack Foods, Inc. as Seller, and Michael L. Rankin, as Purchaser, with an effective date of August 20, 2008, for the sale of real property located at 2926 Kraft Drive, Nashville, County of Davidson, State of Tennessee and undeveloped real property located across the road from 2926 Kraft Drive.

            PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS



                                       by

                                       and

                                      among



                         GOLDEN FLAKE SNACK FOODS, INC.,
                             a Delaware corporation

                                  the "Seller"


                                       and



                               MICHAEL L. RANKIN,

                                 the "Purchaser"



                                   Dated as of
                                 August 20, 2008





        PROPERTY: 2926 Kraft Drive, Nashville, Davidson County, Tennessee and vacant land across road from 2926 Kraft Drive

                                TABLE OF CONTENTS

1.       IDENTIFICATION OF PARTIES...............................................................................1

2.       DESCRIPTION OF THE PROPERTY.............................................................................1

3.       THE PURCHASE PRICE......................................................................................1

4.       TITLE...................................................................................................2

5.       DUE DILIGENCE INSPECTIONS...............................................................................3

6.       REPRESENTATIONS AND WARRANTIES OF SELLER................................................................4

7.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER..................................................6

8.       CONDITIONS PRECEDENT TO CLOSING.........................................................................6

9.       COVENANTS OF SELLER.....................................................................................7

10.      SELLER'S CLOSING DELIVERIES.............................................................................8

11.      PURCHASER'S CLOSING DELIVERIES..........................................................................9

12.      PRORATIONS AND ADJUSTMENTS.............................................................................10

13.      CLOSING................................................................................................11

14.      CLOSING COSTS..........................................................................................11

15.      RISK OF LOSS...........................................................................................12

16.      DEFAULT................................................................................................13

17.      BROKER'S COMMISSION....................................................................................14

18.      ESCROW.................................................................................................14

19.      TAX-DEFERRED EXCHANGE COOPERATION......................................................................15

20.      CONDITION OF PROPERTY..................................................................................16

21.      LEASE TO SELLER........................................................................................16

22.      MISCELLANEOUS..........................................................................................17

EXHIBIT A  LEGAL DESCRIPTION OF THE LAND........................................................................23

EXHIBIT B  INTENTIONALLY OMITTED................................................................................25

EXHIBIT C  DUE DILIGENCE MATERIALS..............................................................................26

EXHIBIT D  SPECIAL WARRANTY DEED................................................................................27

EXHIBIT E  BILL OF SALE.........................................................................................32

EXHIBIT F  CERTIFICATE OF NONFOREIGN STATUS.....................................................................35

EXHIBIT G  ASSIGNMENT...........................................................................................37

            PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS


                  1.       IDENTIFICATION OF PARTIES

THIS PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this "Agreement") is entered into as of August 20, 2008 (the "Effective Date") by and between GOLDEN FLAKE SNACK FOODS, INC., a Delaware corporation ("Seller"), and MICHAEL L. RANKIN, or his assigns ("Purchaser").

                  2.       DESCRIPTION OF THE PROPERTY

In consideration of the mutual undertakings of the parties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller hereby agrees to sell and convey to Purchaser, subject to the terms and conditions hereof, and Purchaser hereby agrees to purchase from Seller, subject to the terms and conditions hereof, all of Seller's right, title and interest in and to the following:
                           (a) That certain (i) improved real property located at 2926 Kraft Drive, Nashville, County of Davidson, State of Tennessee and (ii) undeveloped real property located across the road from 2926 Kraft Drive, and being more particularly described as Tract I and Tract II, respectively, on Exhibit A attached hereto (the "Land"), together with one building (approximately 65,967 square feet) located thereon, and all other improvements located on Tract I (collectively the "Improvements");

                           (b) All rights, privileges, easements and appurtenances to the Land and the Improvements, if any, including, without limitation, all of Seller's right, title and interest, if any, in and to all easements, rights-of-way and other appurtenances used or connected with the beneficial use or enjoyment of the Land and the Improvements (the Land, the Improvements and all such easements and appurtenances are sometimes collectively hereinafter referred to as the "Real Property");

                           (c) All personal property and fixtures (if any) owned by Seller and identified in Schedule A of Exhibit E (the "Personal Property"); and

                           (d) All of Seller's interest in and to any service contracts, guarantees, licenses, approvals, certificates, permits and warranties, if any, relating to the Property, to the extent assignable (collectively, the "Intangible Property"). (The Real Property, the Personal Property and the Intangible Property are sometimes collectively hereinafter referred to as the "Property").

                  3.       THE PURCHASE PRICE.

                           The purchase price for the Property shall be the greater of (i) $2,100,000.00 or (ii) $_____N/A___________ (the
         "Purchase Price") and shall be paid to Seller by Purchaser as follows:

         (a) Within five (5) business days after the Effective Date, Purchaser will deposit into escrow with Chicago Title Insurance Company, 725 Cool Springs Blvd., Suite 160, Franklin, Tennessee 37067 ("Title Company") an earnest money deposit in immediately available funds in the amount of $20,000 (said deposit, and all interest earned thereon, collectively referred to as the "Deposit").

                           (b) The Deposit paid by Purchaser pursuant to the terms hereof shall be held by Title Company in escrow (pursuant to the Escrow Instructions set forth in Section 18 hereof) in an interest bearing account insured by the federal government in an institution as directed by Purchaser and reasonably acceptable to Seller. The Deposit is fully refundable to Purchaser upon written notice of termination of this transaction on or before the expiration of the Due Diligence Period subject to the prior delivery to Seller or his designated representative, of all of the Due Diligence Materials Seller has furnished Purchaser as set forth in Exhibit C prior to, and subsequent to, the Effective Date of this Agreement and all third party studies, appraisal and reports that Purchaser has ordered or obtained. Seller will immediately notify Title Company upon receipt of these materials, so that the Deposit can be disbursed to Purchaser, it being expressly agreed that the delivery of these materials is a condition precedent to the release of the Deposit to Purchaser. If the purchase and sale of the Property is consummated as contemplated hereunder, the Deposit shall either be (i) paid to Seller at the direction of Purchaser and credited against the Purchase Price, or (ii) as otherwise directed by Purchaser so long as the entire Purchase Price is paid. Provided Purchaser does not terminate this Agreement in accordance with this paragraph, upon the expiration of the Due Diligence Period, the Deposit shall be non-refundable to Purchaser except in the event of a default by Seller or as otherwise expressly set forth herein.

                           (c) The balance of the Purchase Price over and above the amounts paid by or credited to Purchaser pursuant to Sections 3(a) and 3(b) above shall be paid to Seller by wire transfer of immediately available funds at the Closing (as that term is defined in Section 13 below), net of all prorations as provided herein.

                  4.       TITLE.

                           (a) Within ten (10) days after the Effective Date, Seller shall deliver a title commitment for an extended coverage ALTA type Owner's Policy of title insurance for the Real Property issued by Title Company (the "Title Report"), together with legible copies of all documents relating to the title exceptions referred to in such Title Report.

                           (b) Within twenty (20) days after the Effective Date, Purchaser shall notify Seller in writing of any initial title exceptions identified in the Title Report, which Purchaser disapproves. Any disclosed exception not disapproved in writing by such date shall be deemed approved by Purchaser, and shall constitute a "Permitted Exception" hereunder. Purchaser and Seller agree that (i) all non-delinquent property taxes and assessments, (ii) all matters created by or on behalf of Purchaser, including, without limitation, any documents or instruments to be recorded as part of any financing for the acquisition of the Property by Purchaser, and (iii) all matters agreed to by the parties hereto, shall constitute "Permitted Exceptions". Seller shall have ten (10) days after receipt of Purchaser's notification of disapproved title exceptions to provide Purchaser with a written notice of which disapproved exceptions Seller is willing or able to cause to be removed or insured against prior to Closing. If Seller fails to provide such written notice to Purchaser it will be presumed that Seller is unwilling to cause any of the disapproved title exceptions to be removed or insured against, and Purchaser then shall elect, by giving written notice to Seller and Title Company within five (5) days thereafter, (x) to terminate this Agreement, or (y) to waive its disapproval of such exceptions, in which case such exceptions shall then be deemed to be Permitted Exceptions and proceed to Closing. Purchaser's failure to give such notice shall be deemed an election to waive the disapproval of any such exception and proceed to Closing. If Purchaser elects to terminate this Agreement in accordance with clause (x) above, the Deposit shall be immediately refunded to Purchaser, and neither party shall have any further rights or obligations under this Agreement, except for those obligations that are to survive the termination of this Agreement as expressly set forth elsewhere in this Agreement.

                           (c) Purchaser shall obtain a current ALTA/ACSM Land Title Survey to be prepared by Timothy Mark Donlon, Tenn. Registered Surveyor, No. 2297, of Donlon Land Surveying, LLC, 8120 Sawyer Brown Road, Suite 110A, Nashville, Tennessee 37221 ("Survey"), for Purchaser's review and approval and Purchaser shall deliver any objections to the Survey, along with a copy of the Survey, to Seller within the time frame set forth in Section 4(b) above. Seller's response to Purchaser's Survey comments will be addressed in a similar manner as Seller is to address Purchaser's title objections as set forth in Section 4(b) above. The cost of the Survey shall be paid by Purchaser.

                  5.       DUE DILIGENCE INSPECTIONS.

                           (a) As used in this Agreement, the term "Due
         Diligence Period" means the period from the Effective Date until 5:00 p.m. Central Standard Time on the sixtieth (60th) day following the Effective Date. Not later than five (5) business days after the Effective Date, Seller shall deliver to Purchaser the documents, reports, plans and materials set forth on Exhibit C attached hereto and incorporated herein ("Due Diligence Materials that are in Seller's possession or under its control. During the Due Diligence Period, and with reasonable advance notice (which may be telephonic) to Seller, Purchaser, its agents, representatives and consultants may enter onto the Real Property during reasonable business hours to perform inspections and tests of the Property and the structural, mechanical and other systems within any Improvements including, without limitation, soils tests and "Phase 1" environmental testing, and, if necessary, "Phase II" environmental testing; provided, however, that in no event shall such inspections or tests unreasonably disrupt or disturb the on-going operation of the Property. After making such tests and inspections, Purchaser shall promptly restore the Property to the condition that existed prior to making such tests and inspections (which obligation shall survive the Closing or any termination of this Agreement). All such tests and inspections shall be at Purchaser's expense.

               (b) Purchaser shall keep the Property free from all liens, and shall indemnify, defend, and hold harmless Seller from and against all claims, actions, losses, liabilities, damages, costs and expenses (including, but not limited to, attorneys' fees and costs) incurred, suffered by, or claimed against the Seller by reason of any damage to the Property or injury to persons caused by Purchaser and/or its agents, representatives or consultants in exercising its rights under this Section 5. If any mechanic's liens encumber the Property as a result of Purchaser's activities or investigation, Purchaser shall cause the mechanic's liens to be removed, bonded or insured over within ten (10) days after receiving written notice from Seller. The foregoing provisions shall survive the Closing or any termination of this Agreement.

                           (c) The Due Diligence Materials summarized in Exhibit C, to the extent in Seller's possession or under its control, are made by Seller to accommodate and facilitate Purchaser's investigations relating to the Property, and except as expressly set forth herein, Seller makes no representations or warranties of any kind regarding the accuracy or thoroughness of the information contained in the materials delivered to Purchaser, but Seller does warrant, to the best of its knowledge, that the Due Diligence Materials are true and correct copies of such Due Diligence Materials maintained in Seller's files. Seller agrees to continue to immediately furnish to Purchaser any additional Due Diligence Materials and any other items relevant to the property that may be discovered subsequent to the execution of this Agreement.

                           (d) At any time during the Due Diligence Period, Purchaser may terminate this Agreement in its sole and absolute discretion for any reason or no reason by sending to Seller written notice of such termination. If Purchaser terminates this Agreement during the Due Diligence Period, the Deposit shall be immediately refunded to Purchaser, and neither party shall have any further rights or obligations under this Agreement, except for those obligations that are to survive the termination of this Agreement, as expressly set forth elsewhere in this Agreement. If Purchaser does not terminate this Agreement within the Due Diligence Period, the Deposit shall be retained by Title Company and applied or paid as herein provided.

                           (e) Prior to Closing, all information derived from Purchaser's tests, test results, and other Due Diligence investigation completed by Purchaser shall, to the extent permissible under existing law, remain confidential and not be disclosed to any party other than as is necessary to consummate the transaction contemplated hereby or to exercise Purchaser's rights hereunder, including without limitation, Purchaser's affiliates, counsel, and its consultants and lenders. Purchaser shall bear all of the costs and expenses with respect to its feasibility studies, including, but not limited to, all environmental matters and investigations, surveys and other studies. In the event Seller obtains any copies of the third party tests and/or test results prepared for Purchaser during its Due Diligence Period, Purchaser shall incur no liability in Seller's use of the reports or for Seller's distribution of the reports to third parties. Any distribution of the reports by Seller shall be conditioned upon Seller's advising such third party that they are not to rely on the any of the reports. Seller's rights and obligations under this subsection (e) shall survive the termination of this Agreement.

                  6.       REPRESENTATIONS AND WARRANTIES OF SELLER.

         Seller represents and warrants to Purchaser that the following matters are true and correct as of the Effective Date and will also be true and correct as of the Closing:

                           (a) Seller is validly incorporated and in good standing in the State of Delaware and is qualified to do business and in good standing in the State of Tennessee.

                           (b) This Agreement is, and all the documents executed by Seller which are to be delivered to Purchaser at the Closing will be, duly authorized, executed, and delivered by Seller. The obligations contained in this Agreement, are and will be legal, valid, and binding obligations of Seller enforceable against Seller in accordance with their respective terms (except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, moratorium and other principles relating to or limiting the right of contracting parties generally). This Agreement does not, and will not, violate any provisions of any agreement to which Seller is a party or to which it is subject.

                           (c) To Seller's actual knowledge, there are no pending legal proceedings or administrative actions of any kind or character adversely affecting the Property or Seller's interest therein including any condemnation or eminent domain proceedings.

                           (d) Except with respect to Environmental Laws (as defined below), which are covered by Section 6(e) below, Seller has received no written notice from any city, county, state or other government authority of any violation of any statute, ordinance, regulation, or administrative or judicial order or holding, whether or not appearing in public records, with respect to the Property, which violation has not been corrected.

                           (e) Except as expressly set forth in any environmental reports delivered to Purchaser under Section 5(a), Seller has received no written notice and has no actual knowledge that (i) the Property is in violation of any federal, state and local laws, ordinances and regulations applicable to the Property with respect to hazardous or toxic substances or industrial hygiene (collectively, "Environmental Laws"), which violation has not been corrected, or (ii) past or current owners, tenants or occupants of all or any portion of the Property have used, generated, manufactured, stored, handled, released or disposed of any hazardous or toxic substances on the Property in violation of applicable Environmental Laws.

                           (f) There are no leases, licenses or other occupancy agreements in effect in which Seller has granted any party rights to possession or use of the Real Property or any portion thereof, nor has Seller given any party an option or right of first refusal to purchase any portion of the Property.

                           (g) Intentionally Deleted.

                           (h) To Seller's actual knowledge, there are no service contracts or maintenance agreements with respect to the Property to which Seller is a party other than those delivered to Purchaser pursuant to Section 5 hereof.

                           (i) Seller has not filed or been the subject of any filing of a petition under the Federal Bankruptcy Law or any federal or state insolvency laws or laws for composition of indebtedness or for the reorganization of debtors.

                           (j) Seller has disclosed to Purchaser and Purchaser acknowledges that the roof on the building on Tract I of the Property is in substantial disrepair and is in need of replacement. Seller shall not have any obligation or liability in regard to the roof or any other condition of the Property.

                    As used in this Agreement, the phrase "to Seller's actual knowledge" or words of similar import means the actual (and not constructive or imputed) knowledge, without independent investigation or inquiry, of Joe Elliott, and Seller represents that said individual has the primary responsibility for overseeing the Property. Notwithstanding anything herein to the contrary, the individual listed in this Section shall have no personal liability to Purchaser with respect to any representations or warranties made herein "to the best of Seller's knowledge" and Purchaser has no legal recourse against the individual listed herein. Purchaser's only recourse for any breach of a representation or warranty set forth in this Agreement is limited by this Section and to the remedies set forth in Section 16, and only against the Seller. The express representations and warranties made in this Agreement shall not merge into any instrument or conveyance delivered at the Closing and shall survive Closing for a period of nine (9) months.

                  Seller shall indemnify, defend, and hold Purchaser harmless from and against any losses, damages, costs or expenses (including, but not limited to, attorneys' fees and costs) incurred by Purchaser by reason of any breach or inaccuracy of the Seller's representations or warranties contained in this Section 6. Purchaser's only recourse for any breach or inaccuracy of the Seller's representations or warranties contained in this Section 6 is limited to the remedies set forth in Section 16. This provision shall survive Closing for a period of nine (9) months.

                 7.      REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER.

                  Purchaser represents and warrants to Seller that the following matters are true and correct as of the Effective Date and will also be true and correct as of the Closing:

              (a) Intentionally omitted.

              (b) This Agreement is, and all the documents executed by Purchaser which are to be delivered to Seller at the Closing will be, duly executed and delivered by Purchaser. The obligations contained in this Agreement are, and will be, legal, valid, and binding obligations of Purchaser enforceable against Purchaser in accordance with their respective terms (except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, moratorium and other principles relating to or limiting the right of contracting parties generally). This Agreement does not, and will not, violate any provisions of any agreement to which Purchaser is a party or to which it is subject.

                  8.       CONDITIONS PRECEDENT TO CLOSING.

                           The following shall be conditions precedent to Purchaser's obligation to consummate the purchase and sale transaction contemplated herein (the "Purchaser's Conditions Precedent"):

                                    (i) Purchaser shall not have terminated this
                  Agreement in accordance with the terms of this Agreement within the time periods described in this Agreement.

                                    (ii) Title Company shall stand ready to
                  issue, at the Closing, a Standard ALTA Owner's Policy of title insurance, with extended coverage over the standard exceptions, insuring Purchaser's fee simple interest in the Real Property, dated the day of the Closing, with liability in the amount of the Purchase Price, subject only to the Permitted Exceptions, together with such endorsements as Purchaser may reasonably require (the "Title Policy").

                                    (iii) Intentionally Deleted.

                                    (iv) There shall be no material breach of
                  any of Seller's representations, warranties or covenants set forth in Section 6 and Section 9 of this Agreement as of the Closing.

                                    (v) Seller shall have delivered to the Title
                  Company the items described in Section 10.

The conditions set forth in this Section 8(a) are solely for the benefit of Purchaser and may be waived only by Purchaser. Purchaser shall, at all times prior to the termination of this Agreement, have the right to waive any of these conditions. If any of the Purchaser's Conditions Precedent are not satisfied by Closing, Purchaser at its option may terminate this Contract. In such event, the Deposit shall be immediately returned to Purchaser and neither party shall have any further rights or obligations under this Agreement, except for those obligations that are to survive the termination of this Agreement, as expressly set forth elsewhere in this Agreement, provided, that if such failure of condition is caused by a Seller default, Purchaser may pursue its remedies under
Section 16 below.

                  9.       COVENANTS OF SELLER.

                  Seller covenants with Purchaser, as follows:

                           (a) Prior to the Closing, Seller shall not enter into any lease, license or occupancy agreement affecting the Property or any portion thereof, nor shall Seller enter into any Service Contracts that will be binding on the Property or the Seller after the Closing, without the prior written consent of Purchaser.

                           (b) Intentionally Deleted.

                           (c) Until the Closing, Seller shall keep the Property insured against fire, vandalism and other loss, damage and destruction in commercially reasonable amounts, provided, however, Seller's insurance policies shall not be assigned to Purchaser at the Closing, and Purchaser shall be obligated to obtain its own insurance coverage from and after the Closing.

                           (d) The building on Tract I of the Property is vacant except for a portion of the building which is occupied by Seller (the "Tract I Space") and no other operations are being conducted from the building. With this disclosure, until the Closing, Seller shall operate and maintain the Property in substantially the manner being operated and maintained on the date of this Agreement.

                           (e) Prior to the Closing, Seller shall not, without the prior written consent of Purchaser, enter into any contract with respect to the Property which will survive the Closing or will otherwise affect the use, operation or enjoyment of the Property after the Closing.

                           (f) Seller shall pay in full prior to the Closing (to the extent that such amounts have not already been paid), all bills and invoices for labor, goods, material and services of any kind relating to the Property, utility charges, and employee salary and other accrued benefits relating to the period prior to the Closing. Except with regard to the Tract I Space, Seller represents that it employs no employees at the Property.

                           (g) Intentionally Deleted.

                           (h) Seller shall promptly notify Purchaser of any change in any condition with respect to the Property or of any event or circumstance, which makes any representation, or warranty of Seller to Purchaser under this Agreement materially untrue or misleading, or any covenant of Seller under this Agreement incapable of being performed.

                  10.      SELLER'S CLOSING DELIVERIES.

                  At Closing, Seller shall deliver or cause to be delivered to Title Company the following:

                           (a) A Special Warranty Deed executed by Seller (one for each separate parcel if necessary), in the form of Exhibit D attached hereto, conveying the Real Property to Purchaser free and clear of all claims, liens and encumbrances except the Permitted Exceptions and matters arising by or through Purchaser (the "Special Warranty Deed").

                           (b) A Bill of Sale executed by Seller, in the form of Exhibit E attached hereto, conveying to the Purchaser title to the Personal Property, if any (the "Bill of Sale").

                           (c) An affidavit in the form of Exhibit F attached hereto, certifying that Seller is not a "foreign person" within the meaning of Section 1445 of the U.S. Internal Revenue Code (the "Certificate of Non-Foreign Status") and an affidavit that Seller is a resident of Tennessee for state withholding tax purposes.

                           (d) An Assignment executed by Seller, in the form of Exhibit G attached hereto, assigning to Purchaser the particular Service Contracts that Purchaser chooses to assume and any warranties, guaranties and indemnities relating to the Property, to the extent that such items exist and are assignable (the "Assignment"). Seller prior to the Closing shall terminate all Service Contracts that Purchaser does not choose to assume.

                           (e) An executed counterpart of a Settlement Statement as approved by the Title Company reflecting the receipt and disbursement of the Purchase Price as provided herein.

                           (f) Any keys in the possession or control of Seller to all locks located in the Property.

                           (g) A reaffirmation of Seller's representations and warranties as of Closing.

                           (h) Originals, to the extent in Seller's possession, of all plans, permits, licenses, and other of the Due Diligence Materials, to the extent in Seller's possession, shall be delivered to Purchaser outside of escrow within five (5) business days after Closing. Purchaser acknowledges receipt of all items set forth on Exhibit C that were in the Seller's possession.

                           (i) Evidence of Seller's authority to close this transaction.

                           (j) State, county and local transfer declarations, as applicable.

                           (k) Any other documents, instruments or agreements reasonably necessary to effectuate the transaction contemplated by this Agreement.



                  11.      PURCHASER'S CLOSING DELIVERIES.

                  Except as otherwise set forth below, at Closing Purchaser shall deliver to Title Company:

                           (a) The balance of the Purchase Price, together with such other sums as Title Company shall require to pay Purchaser's share of the Closing costs, prorations, reimbursements and adjustments as set forth in Sections 12 and 14, herein, in immediately available funds.

                           (b) An executed counterpart of the Assignment, whereby Purchaser shall assume the obligations relating to the matters set forth in such document.

                           (c) An executed counterpart of a Settlement Statement as approved by the Title Company reflecting the receipt and disbursement of the Purchase Price as provided herein.

                           (d) Any other documents, instruments or agreements reasonably necessary to effectuate the transaction contemplated by this Agreement.

                  12.      PRORATIONS AND ADJUSTMENTS.

                           (a) The following shall be prorated and adjusted between Seller and Purchaser as of the day of the Closing, except as otherwise specified:

                                    (i) General real estate, personal property
                  and ad valorem taxes and assessments, common area maintenance payments, if any, and similar payments under any declaration affecting the Property and any improvement or other bonds encumbering the Property, if any, for the current tax year for the Property.

                                    (ii) Utility charges, if any, and such other
                  items that are customarily prorated in transactions of this nature shall be ratably prorated.

                           (b) For purposes of calculating prorations, Purchaser shall be deemed to be in title to the Property, and, therefore, entitled to the income therefrom and responsible for the expenses thereof for the entire day upon which the Closing occurs. All such prorations shall be made on the basis of the actual number of days of the month which shall have elapsed as of the day of the Closing and based upon the actual number of days in the month and a three-hundred-sixty-five (365) day year. The amount of such prorations shall be initially performed by Seller and Purchaser at Closing but shall be subject to adjustment in cash after the Closing outside of escrow as and when complete and accurate information becomes available, if such information is not available at the Closing. Seller and Purchaser shall cooperate and use their best efforts to make such adjustments no later than sixty (60) days after the Closing (except with respect to property taxes, which shall be adjusted within sixty
         (60) days after the tax bills for the applicable period are received). Without limiting the generality of the foregoing, Seller and Purchaser agree that:

                                    (i) With respect to any property tax appeals
                  or reassessments filed by Seller for tax years prior to the year in which the Closing occurs, Seller shall be entitled to the full amount of any refund or rebate resulting therefrom, and with respect to any property tax appeals or reassessments filed by Seller for the tax year in which the Closing occurs, Seller and Purchaser shall share the amount of any rebate or refund resulting therefrom (after first paying to Seller all costs and expenses incurred by Seller in pursuing such appeal or reassessment) in proportion to their respective periods of ownership of the Property for such tax year (with Seller and Purchaser each obligated for any amount of such refund or rebate required to be paid to any tenant for its respective period of ownership of the Property for such tax year, with Seller being responsible only for any amount owed to the tenant in excess of that credited to Purchaser at Closing pursuant to Section 12(a)(iv) above ); and

                                    (ii) in no event will there be any proration
                  of insurance premiums under Seller's existing policies of insurance relating to the Property, and none of Seller's insurance policies (or any proceeds payable thereunder, except as expressly provided for in Section 15 below) will be assigned to Purchaser at the Closing, and Purchaser shall be solely obligated to obtain any and all insurance that it deems necessary or desirable.

                  Except as set forth in this Section 12, all items of income and expense which accrue for the period prior to the Closing will be for the account of Seller and all items of income and expense which accrue for the period on and after the Closing will be for the account of Purchaser. The provisions of this Section 12 shall survive the Closing.

                  13.      CLOSING.

                  The purchase and sale contemplated herein shall close (the "Closing") twenty (20) days following the expiration of the Due Diligence Period. As used herein, the term "Closing" means the date and time that Seller's Closing Deliveries and Purchaser's Closing Deliveries are delivered to the Title Company and the Title Company has been authorized to record the Deed and disburse the proceeds.

                  14.      CLOSING COSTS.

                  Purchaser shall pay all other costs of closing, including without limitation, all costs and expenses incurred in connection with obtaining any financing for the purchase of the Property, including title, escrow, documentation and appraisal costs relating thereto, the fee for recording the Special Warranty Deed and any documentary transfer tax due in connection with the consummation of the transaction contemplated herein, any sales commission, the premium for the Owner's and Mortgagee's title insurance policies, prorations of taxes and other matters as set forth herein. Each party shall bear the expense of its own counsel. Unless otherwise specified herein, if the sale of the Property contemplated hereunder does not occur because of a default by Purchaser, all escrow cancellation and title fees shall be paid by Purchaser; if the sale of the Property does not occur because of a default by Seller, all escrow cancellation and title fees shall be paid by Seller; if the sale of the Property contemplated hereunder does not occur because of the failure of a Purchaser's Condition Precedent, in each case other than due to default, Seller and Purchaser shall each pay one-half of the escrow cancellation and title fees. Notwithstanding anything to the contrary herein, in the event Purchaser finances any portion of the Purchase Price by placing a loan on the Property and provides the lender with a lender and/or mortgagee title insurance policy, then the cost of the premium of the owner's title insurance policy and the lender and/or mortgagee title insurance policy shall be paid by Purchaser.

                  15.      RISK OF LOSS.

                           (a) If prior to the Closing, the Improvements, or any part thereof, are materially damaged (as set forth in Section 15(d)), Purchaser shall have the right, exercisable by giving written notice to Seller within five (5) days after receiving written notice from Seller of such damage or destruction (but in any event prior to the Closing), either (i) to terminate this Agreement, in which case any money (including, without limitation, the Deposit and all interest accrued thereon) or documents in escrow shall be returned to the party depositing the same, and neither party shall have any further rights or obligations under this Agreement, except for those obligations that are to survive the termination of this Agreement, as expressly set forth elsewhere in this Agreement, or (ii) to accept the Property in its then condition and to proceed with the Closing with a credit for any insurance deductibles, but otherwise without any abatement or reduction in the Purchase Price and receive an assignment of all of Seller's right to any insurance proceeds payable by reason of such damage or destruction. A failure by Purchaser to notify Seller in writing within such five (5) day period shall be deemed an election to proceed under clause (ii) above. If Purchaser elects (or is deemed to have elected) to proceed under clause (ii) above, Seller shall not compromise, settle or adjust any claims to such proceeds without Purchaser's prior written consent.

                           (b) If prior to the Closing, all or any material portion (as set forth in Section 15(d)) of the Property is subject to a taking by public authority, Purchaser shall have the right, exercisable by giving written notice to Seller within five (5) days after receiving written notice from Seller of such taking (but in any event prior to the Closing), either (i) to terminate this Agreement, in which case any money (including, without limitation, the Deposit and all interest accrued thereon) or documents in escrow shall be returned to the party depositing the same, and neither party shall have any further rights or obligations under this Agreement, except for those obligations that are to survive the termination of this Agreement, as expressly set forth elsewhere in this Agreement, or (ii) to accept the Property in its then condition, without any abatement or reduction in the Purchase Price, and receive an assignment of all of Seller's rights to any condemnation award payable by reason of such taking. A failure by Purchaser to notify Seller in writing within such five (5) day period shall be deemed an election to proceed under clause (ii) above. If Purchaser elects (or is deemed to have elected) to proceed under clause (ii) above, Seller shall not compromise, settle or adjust any claims to such award without Purchaser's prior written consent. As used in this
         Section 15, "taking" means any transfer of the Property or any portion thereof to a governmental entity or other party with appropriate authority by exercise of the power of eminent domain.

                           (c) If prior to the Closing, any non-material portion of the Property is damaged or subject to a taking, Purchaser shall accept the Property in its then condition (with a credit for any insurance deductibles but otherwise without any abatement or reduction in the Purchase Price) and proceed with the Closing, in which case Purchaser shall be entitled to an assignment of all of Seller's rights to any insurance proceeds or any award in connection with such taking, as the case may be. If any such non-material damage or taking occurs, Seller shall not compromise, settle or adjust any claims to such insurance proceeds or such award, as the case may be, without Purchaser's prior written consent.

                           (d) For the purpose of this Section 15, damage to the Property, or a taking of a portion thereof, shall be deemed to involve a material portion thereof if the reasonably estimated cost of restoration or repair of such damage or the amount of the condemnation award with respect to such taking shall exceed $150,000.00, or affects any access to the Property, or affects the ability to occupy more than five percent (5%) of the leaseable space in the Improvements.

                           (e) Seller agrees to give Purchaser notice of any taking, damage or destruction of the Property promptly after Seller obtains knowledge thereof. The provisions of this Section 15 will survive the Closing.

                  16.      DEFAULT.

                           (a) If Seller defaults in its obligations under this Agreement after the end of the Due Diligence Period and on or before the Closing, or if any of Seller's representations or covenants set forth in this Agreement are not true and correct in all material aspects as of the Closing, then except as set forth in the next sentence, Purchaser's sole remedy shall be to (i) terminate this Agreement, whereupon the Title Company shall return the Deposit to Purchaser, and (ii) recover from Seller the reasonable and verifiable third-party out-of-pocket costs and expenses, up to the maximum amount of $20,000 incurred by Purchaser in connection with the review of the Property, including, without limitation, title and survey expenses, third-party report expenses, and reasonable attorney's fees, and upon receipt of said costs and expenses, both Seller and Purchaser shall be relieved of any further liability under this Agreement. Notwithstanding the foregoing, if Purchaser shall have the right to terminate this Agreement by reason of Seller's default in tendering settlement to Purchaser, Purchaser may elect to terminate the Agreement as set forth in this Section or pursue a remedy of specific performance of Seller's obligation to convey the Property to Purchaser within ninety (90) days of the Closing. If Purchaser fails to file such action for specific performance within such ninety (90) day period, the remedy will be considered waived and no longer enforceable.

                           (b) If Purchaser defaults in its obligation to close the purchase of the property, the deposit, plus any interest accrued thereon, shall be paid to and retained by Seller as liquidated damages. The amount paid to and retained by Seller as liquidated damages shall be Seller's sole remedy if Purchaser fails to close the purchase of the Property. The parties hereto expressly agree and acknowledge that Seller's actual damages in the event of a default by Purchaser would be extremely difficult or impracticable to ascertain and that the amount of the deposit represents the parties' reasonable estimate of such damages. The payment of such amount as liquidated damages is not intended as a forfeiture or penalty, but is intended to constitute liquidated damages to Seller. Seller shall have no other remedy whether at law or equity for any default by Purchaser. Notwithstanding the foregoing, in no event shall seller's ability to recover from Purchaser any loss, cost, damage or expense pursuant to any indemnification or other provisions of this agreement that survive Closing hereunder be deemed limited in any respect by Seller's receipt of the Deposit, including, but not limited to Section 5(a) and Section 5(b).

                  17.      BROKER'S COMMISSION.

                           (a) Except for a 3% real estate commission payable by Purchaser to Southeast Venture/Oncor, Purchaser represents and warrants to Seller that no brokerage commission, finder's fee or other compensation is due or payable with respect to the transaction contemplated herein arising out of any action or representation by Purchaser. Purchaser shall indemnify, defend, and hold the Seller harmless from and against any losses, damages, costs and expenses (including, but not limited to, attorneys' fees and costs) incurred by the Seller by reason of any breach or inaccuracy of the Purchaser's representations and warranties contained in this Section 17(a).

                           (b) Seller represents and warrants to Purchaser that no brokerage commission, finder's fee or other compensation is due or payable with respect to the transaction contemplated herein arising out of any action or representation by Seller. Seller shall indemnify, defend, and hold Purchaser harmless from and against any losses, damages, costs and expenses (including, but not limited to, attorneys' fees and costs) incurred by Purchaser by reason of any breach or inaccuracy of Seller's representations and warranties contained in this
         Section 17(b) .

                           (c) The provisions of this Section 17 shall survive the Closing.

                  18.      ESCROW.

                           (a) Purchaser and Seller each shall promptly deposit a copy of this Agreement executed by such party (or either of them shall deposit a copy executed by both Purchaser and Seller) with Escrow Agent, and, upon receipt of the Deposit from Purchaser, Escrow Agent shall immediately execute this Agreement where provided below. This Agreement, together with such further instructions, if any, as the parties shall provide to Escrow Agent by written agreement, shall constitute the escrow instructions. If any requirements relating to the duties or obligations of Escrow Agent hereunder are not acceptable to Escrow Agent, or if Escrow Agent requires additional instructions, the parties hereto agree to make such deletions, substitutions and additions hereto as counsel for Purchaser and Seller shall mutually approve, which additional instructions shall not substantially alter the terms of this Agreement unless otherwise expressly agreed to by Seller and Purchaser.

                           (b) Escrow Agent is hereby designated the "real estate reporting person" for purposes of Section 6045 of Title 26 of the United States Code and Treasury Regulation 1.6045-4 and any instructions or settlement statement prepared by Escrow Agent shall so provide. Upon the consummation of the transaction contemplated by this Agreement, Escrow Agent shall file Form 1099 information return and send the statement to Seller as required under the aforementioned statute and regulation. Seller and Purchaser shall promptly furnish their federal tax identification numbers to Escrow Agent and shall otherwise reasonably cooperate with Escrow Agent in connection with Escrow Agent's duties as real estate reporting person.

                           (c) The parties acknowledge that the Escrow Agent shall be conclusively entitled to rely, except as hereinafter set forth, upon a certificate from Purchaser or Seller as to how the Deposit (which, for purposes of this Section shall be deemed to also include any other escrowed funds held by the Escrow Agent pursuant to this Agreement) should be disbursed. Any notice sent by Seller or Purchaser (the "Notifying Party") to the Escrow Agent shall be sent simultaneously to the other noticed parties pursuant to Section 20(f) herein (the "Notice Parties"). If the Notice Parties do not object to the Notifying Party's notice to the Escrow Agent within ten (10) days after the Notice Parties' receipt of the Notifying Party's certificate to the Escrow Agent, the Escrow Agent shall be able to rely on the same. If the Notice Parties send, within such ten (10) days, written notice to the Escrow Agent disputing the Notifying Party's certificate, a dispute shall exist and the Escrow Agent shall hold the Deposit as hereinafter provided. The parties hereto hereby acknowledge that Escrow Agent shall have no liability to any party on account of Escrow Agent's failure to disburse the Deposit if a dispute shall have arisen with respect to the propriety of such disbursement and, in the event of any dispute as to who is entitled to receive the Deposit, disburse them in accordance with the final order of a court of competent jurisdiction, or to deposit or interplead such funds into a court of competent jurisdiction pending a final decision of such controversy. The parties hereto further agree that Escrow Agent shall not be liable for failure to any depository and shall not be otherwise liable except in the event of Escrow Agent's gross negligence or willful misconduct. The Escrow Agent shall be reimbursed on an equal basis by Purchaser and Seller for any reasonable expenses incurred by the Escrow Agent arising from a dispute with respect to the Deposit. The obligations of Seller with respect to the Escrow Agent are intended to be binding only on Seller and Seller's assets and shall not be personally binding upon, nor shall any resort be had to, the private properties of any of the partners, officers, directors, shareholders or beneficiaries of Seller, or of any partners, officers, directors, shareholders or beneficiaries of any partners of Seller, or of any of Seller's employees or agents.

                  19.      TAX-DEFERRED EXCHANGE COOPERATION.

                           (a) Seller Exchange. Seller may exchange the Property for other property in a transaction qualifying under Internal Revenue Code section 1031. Purchaser and Seller agree that Seller has a right to effectuate a tax-deferred exchange within the meaning of section 1031 of all or any portion of the Property and that Purchaser will cooperate with Seller to effectuate such exchange. If Seller effectuates an exchange under section 1031, title to the Property will be transferred to Purchaser by an accommodation party as if title had been transferred to Purchaser directly from Seller. Upon designation of an accommodation party, and upon the accommodation party's written assumption of Seller's obligation, the accommodation party shall be substituted for Seller in the escrow as Seller of the Property and all other required performance under this Agreement, provided the foregoing shall not relieve Seller from its obligations and liabilities under this Agreement. Seller agrees to indemnify, defend, and hold Purchaser harmless for any loss, damage, claim, or liability to the extent arising out of Purchaser's agreement to permit performance by the accommodation party (excepting any attorney's fees incurred to review documents provided for signature to effect the tax-deferred 1031 exchange). Upon designation of an accommodation party, Purchaser shall render performance of all of its obligations to the accommodation party. Purchaser agrees to execute any and all documents, which are reasonably necessary to carry out the tax-deferred exchange.

                           (b) Purchaser Exchange. Purchaser may exchange the Property for other property in a transaction qualifying under Internal Revenue Code section 1031. Purchaser and Seller agree that Purchaser has a right to effectuate a tax-deferred exchange within the meaning of section 1031 of all or any portion of the Property and that Seller will cooperate with Purchaser to effectuate such exchange. If Purchaser effectuates an exchange under section 1031, title to the Property will be transferred by Seller to an accommodation party as if title had been transferred by Seller directly to Purchaser. Upon designation of an accommodation party, and upon the accommodation party's written assumption of Purchaser's obligation, the accommodation party shall be substituted for Purchaser in the escrow as Purchaser of the Property and all other required performance under this Agreement, provided the foregoing shall not relieve Purchaser from its obligations and liabilities under this Agreement. Purchaser agrees to indemnify, defend, and hold Seller harmless for any loss, damage, claim, or liability to the extent arising out of Seller's agreement to permit performance by the accommodation party (excepting any attorney's fees incurred to review documents provided for signature to effect the tax-deferred 1031 exchange). Upon designation of an accommodation party, Seller shall render performance of all of its obligations to the accommodation party. Seller agrees to execute any and all documents, which are reasonably necessary to carry out the tax-deferred exchange.

                  20. Condition of Property. Notwithstanding anything to the contrary herein, Seller makes no representations or warranties regarding the condition of the Property except to the extent expressly and specifically set forth herein. Purchaser has and shall have the opportunity to determine any and all conditions of the Property material to Purchaser's decision to buy the Property. Except as otherwise stated in this Agreement, Purchaser accepts the Property in their present "AS IS" condition.

                  21. Lease to Seller. During the Due Diligence Period, Purchaser and Seller shall negotiate a lease for the Tract I Space; however, the execution of or failure to execute such lease shall not be a condition precedent to Closing and shall not constitute a breach of the terms of this Agreement by either party. In the event Purchaser and Seller, during the Due Diligence Period, fail to execute, for whatever reason, a lease for the Tract I Space, then Seller shall have a period of 60 days following Closing to vacate the Tract I Space and remove all of its personal property therefrom at no rent or charge to Seller.

                  22.      MISCELLANEOUS.

                           (a) Authority. Each individual and entity executing this Agreement represents and warrants that he, she or it has the capacity set forth on the signature pages hereof with full power and authority to bind the party on whose behalf he, she or it is executing this Agreement to the terms hereof.

                           (b) Integration. This Agreement is the entire Agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether oral or written, between the parties with respect to the matters contained in this Agreement. Except as provided in this Agreement, neither of the parties has relied upon any oral or written representation or oral or written information given by any representative of the other party.

                           (c) Modification; Waiver. Any waiver, modification, consent or acquiescence with respect to any provision of this Agreement shall be set forth in writing and duly executed by or on behalf of the party to be bound thereby. No waiver by any party of any breach hereunder shall be deemed a waiver of any other or subsequent breach.

                           (d) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Agreement attached thereto.

                           (e) Time of Essence. Time is of the essence in the performance of and compliance with each of the provisions and conditions of this Agreement.

                           (f) Notice. Any communication, notice or demand of any kind whatsoever which either party may be required or may desire to give to or serve upon the other shall be in writing and delivered by personal service (including express or courier service), by electronic communication, whether by telex, telegram or facsimile (if confirmed in writing sent by a nationally recognized overnight delivery service or by registered or certified mail, postage prepaid, return receipt requested), or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                  Purchaser:                Michael L. Rankin
                                            ----------------------
                                            Nashville, Tennessee  _____
                                            Attn:  ______________
                                            Telephone:  (615) _______
                                            Fax:  (615) ______

                  with a copy to:           ___________________
                                            Attn:  _______________
                                            Telephone:  (___) ________
                                            Fax:  (___) ________

                  Seller:                   Golden Flake Snack Foods, Inc.
                                            One Golden Flake Drive
                                            Birmingham, Alabama  35205
                                            Attn:  Patty Townsend
                  Telephone:                (205) 323-6161
                                            Fax:   (205) 458-7335
                                            Email:  ptownsend@goldenflake.com

                  With a copy to:           Spain & Gillon, LLC
                                            2117 Second Avenue North
                                            Birmingham, Alabama  35203
                                            Attn:  John P. McKleroy, Jr.
                  Telephone:                (205) 328-4100
                                            Fax:   (205) 324-8866
                                            Email:  jpm@spain-gillon.com


                  Title Company:            Chicago Title Insurance Company
                                            725 Cool Springs Blvd.
                                            Suite 160
                                            Franklin, Tennessee  37067
                  Attn:                     Stephanie Carter
                                            Telephone:  (615) 435-1128
                                            Fax:   (615) 435-1129
                                            Email:  stephanie.carter@ctt.com

         Any party may change its address for notice by written notice given to the other in the manner provided in this Section. Any such communication, notice or demand shall be deemed to have been duly given or served on the date personally served, if by personal service, on the date of confirmed dispatch, if by electronic communication, or three
         (3) days after being placed in the U.S. Mail, if mailed.

                           (g) Execution of Documents. The parties agree to execute such instructions to Title Company and such other instruments and to do such further acts as may be reasonably necessary to carry out the provisions of this Agreement.

                           (h) Inducement. The making, execution and delivery of this Agreement by the parties hereto have been induced by no representations, statements, warranties or agreements other than those expressly set forth herein.

                           (i) Severability. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be valid under applicable law, but, if any provision of this Agreement shall be invalid or prohibited thereunder, such invalidity or prohibition shall be construed as if such invalid or prohibited provision had not been inserted herein and shall not affect the remainder of such provision or the remaining provisions of this Agreement.

                           (j) Construction; Interpretation. The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly for or against any of the parties hereto. Section headings of this Agreement are solely for convenience of reference and shall not govern the interpretation of any of the provisions of this Agreement. References to "Sections" are to Sections of this Agreement, unless otherwise specifically provided.

                           (k) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee

                           (l) Omitted.

                           (m) Assignment. This Agreement will be binding upon and inure to the benefit of each of the parties hereto and to their respective transferees, successors, and assigns. Purchaser may assign all of its right, title and interest under this Agreement at any time prior to the Closing, whereupon such assignee will succeed to all of the rights and obligations of Purchaser hereunder; provided, however, Purchaser shall not be released from such obligations.

                           (n) Incorporation of Exhibits. The exhibits attached hereto are incorporated herein by reference.

                           (o) Relationship of Parties. Notwithstanding anything to the contrary contained herein, this Agreement shall not be deemed or construed to make the parties hereto partners or joint venturers, or to render either party liable for any of the debts or obligations of the other, it being the intention of the parties to merely create the relationship of Seller and Purchaser with respect to the Property to be conveyed as contemplated hereby.

                           (p) No Recordation. This Agreement shall not be recorded or filed in the public land or other public records of any jurisdiction by either party and any attempt to do so may be treated by the other party as a breach of this Agreement.

                           (q) Confidentiality. Each party agrees that, except as otherwise set forth in this Agreement or provided by law or unless compelled by an order of a court, it shall keep the contents of this Agreement and any information related to the transaction contemplated hereby confidential and further agrees to refrain from generating or participating in any publicity statement, press release, or other public notice regarding this transaction without the prior written consent of the other party unless required under applicable law or by a court order. Notwithstanding the foregoing, Purchaser may provide such confidential information to its lenders, consultants, attorneys and prospective investors in connection with Purchaser's acquisition of the Property (provided that Purchaser shall instruct the aforesaid parties to maintain the confidentiality of such information). The provisions of this Section 22(q) shall survive the Closing or any termination of this Agreement and shall not be merged into any instrument or conveyance delivered at the Closing. This Section 22(q) shall cease to apply to Purchaser upon the Closing of the purchase and sale contemplated by this Agreement.

                           (r) Broker Not Third-Party Beneficiary. Seller and Purchaser agree that it is their specific intent that no broker shall be a party to or a third-party beneficiary of this Agreement or the escrow; and further that the consent of a broker shall not be necessary to any agreement, amendment, or document with respect to the transaction contemplated by this Agreement.

                           (s) Non-Business Days. If any of the dates specified in this Agreement shall fall on a Saturday, a Sunday, or a holiday, then the date of such action shall be deemed to be extended to the next business day.

                            [SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.


PURCHASER:                          MICHAEL L. RANKIN


                                    By:     ________________________
                                            Michael L. Rankin


SELLER:                             GOLDEN FLAKE SNACK FOODS, INC.,
                                    a Delaware corporation


                                    By:     _________________________
                                    Name:   _________________________
                                    Title:  _________________________

                     TITLE COMPANY AND ESCROW AGENT JOINDER
                     --------------------------------------


         Title Company and Escrow Agent hereby executes this Agreement for the sole purpose of acknowledging its responsibilities hereunder and to evidence its consent to serve as Title Company and Escrow Agent in accordance with the terms of this Agreement.

                         TITLE COMPANY AND ESCROW AGENT:


                         CHICAGO TITLE INSURANCE COMPANY


                          By: _________________________
                         Name: _________________________
                        Title: _________________________


                         Date: ___________________, 2008

                               725 Cool Springs Blvd.
                               Suite 160
                               Franklin, Tennessee 37067

                                    EXHIBIT A

                          LEGAL DESCRIPTION OF THE LAND
                          -----------------------------


      TRACT I

      Parcel I:

                  Land in Davidson County, Tennessee, being Lot No. 21 and the northerly one-half (1/2) of Lot 20 on the Map of Sidco Subdivision, of record in Book 2133, page 115, Register's Office for said County.

                  Said Lot No. 21 and the northerly one-half (1/2) of Lot No. 20 adjoin and front together 150 feet on the easterly boundary of Kraft Drive and run back between parallel lines, 315 feet to a dead line.

      Parcel II:

                  Land in Davidson County, Tennessee, being Lot No. 22 and the southerly one-half of Lot 23 on the Map of Sidco Subdivision, of record in Book 2133, page 115, Register's Office for said County.

                  Said Lots No. 22 and part of 23 front 150 feet on the easterly side of Kraft Drive and extend back between parallel lines 315 feet to the center line of the L. & N. lead track.

                  Being the same property conveyed to Ronald B. Buchanan, Trustee, with full power to sell, mortgage or convey without joinder of beneficiary by Quitclaim Deed from Tennessee Chips, LLC, of record in Instrument No. 20070125-0010088, Register's Office for Davidson County, Tennessee.


      TRACT II

                  Land in the 6th Civil District of Davidson County, Tennessee, being Lot No. 1 on the Plan of Hailey Subdivision, Sidco,
                  Section 1, as of record in Book 5200, Page 364, said Register's Office.

                  Beginning at a point in the westerly margin Kraft Drive, being the southeast corner of the S. Norfleet Allen, III, and Gaiser Property; thence along the said margin, South 2(0) 40' West 663 feet; thence North 87(0) 20' West 204.92 feet; thence North 4(0) 01' East 663.18 feet to a point in the south line of said property of Allen and Gaiser; thence along said line South 87(0) 20' east 189.30 feet to the beginning.

                  Less and except:

                  Land in Davidson County, Tennessee, being Lot No. 2 on the plan of Hailey Subdivision, Revision 1, Sidco Section 1, as recorded August 17, 1992, at Book 7900, page 422, Register's Office for said County, to which plan reference is hereby made and the same incorporated herein for a complete description of said lot.

                  Being part of the same property conveyed to Golden Flack Snack Foods, Inc., a Delaware Corporation, by deed from W. L. Hailey & Company, Inc., dated September 30, 1981, as of record at Book 5806, page 545, said Register's Office for Davidson County, Tennessee.

                                    EXHIBIT B

                              INTENTIONALLY OMITTED
                              ---------------------

                                    EXHIBIT C

                             DUE DILIGENCE MATERIALS
                             -----------------------


A.   Any existing Environmental Reports.

B.   Any existing drawings, as-builts, building plans and specifications.

C.   Any existing surveys.

D.   Any existing title commitment and/or title policy.

E.   Any geotech/subsurface studies.

F.   Real estate tax bills.

G.   Any current management, maintenance and service agreements and contracts.

H.   Any letters verifying zoning and utilities.

I. Any documentation concerning any actual, pending or threatened litigation against the Property.

J.   Copy of any covenants, restrictions, easements on the Property.

                                    EXHIBIT D

After recording, return to:







                              SPECIAL WARRANTY DEED

         THIS INDENTURE, made this _____ day of __________, 2008, between ____________________, a __________________________, hereinafter called
"Grantor", and ____________________________________, a __________ limited liability company, hereinafter called "Grantee" (the words "Grantor" and "Grantee" to include their respective heirs, successors and assigns where the context requires or permits).

                              W I T N E S S E T H :

         That Grantor, for and in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration in hand paid at and before the sealing and delivery of these presents, the receipt and sufficiency whereof are hereby acknowledged, has granted, bargained, sold, aliened, conveyed and confirmed, and by these presents does grant, bargain, sell, alien, convey and confirm unto the said Grantee, fee simple interest in and to all that tract or parcel of land described as follows:

         See Exhibit "A" attached hereto and incorporated by reference herein.

         This conveyance is made subject to the Permitted Encumbrances set forth on Exhibit "B" attached hereto and made a part hereof by this reference.

         TO HAVE AND TO HOLD said tract or parcel of land, with all and singular the rights, members and appurtenances thereof, to the same being, belonging, or in anywise appertaining, to the only proper use, benefit and behalf of the said Grantee forever in FEE SIMPLE.

         And, except as to the Permitted Encumbrances, the said Grantor will warrant and forever defend the right and title to the above described property unto the said Grantee against the lawful claims of Grantor and all persons claiming through or under Grantor, but not otherwise.

         IN WITNESS WHEREOF, the Grantor has signed and sealed this Deed, the day and year above written.

                                            -------------------------------,
                                            a ______________________________


                                            By:      _________________________
                                            Name:    _________________________
                                            Title:   _________________________


STATE OF
COUNTY OF


         Before me, a Notary Public within and for said State and County, duly commissioned and qualified, personally appeared __________________________, with whom I am personally acquainted, and who upon oath acknowledged himself to be the ________________________ of ________________________, a ____________, the
within named bargainor, and that he as such officer being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the company by himself as said officer.

         WITNESS my hand and Notarial Seal at office this _______ day of _________, 2008.


                ------------------------------------------------
                                  Notary Public


        My Commission Expires: __________________________________________

                            (FOR RECORDING DATA ONLY)


Tax Parcel ID Numbers:                       I, or we, hereby swear or affirm
Property address: ________________________   that, to  the best of affiant's
Nashville, Tennessee                         knowledge, information, and belief,
                                             the actual consideration for this
                                             transfer or value of the property
                                             transferred, whichever is greater,
                                             is $___________ which amount is
                                             equal to or greater than the amount
                                             which the property transferred
                                             would command at a fair and
                                              voluntary sale.


Mail tax bills to:  (Person or Agency                   AFFIANT:
responsible for payment of taxes)
c/o Michael L. Rankin                       __________________________________
8775 Folsom Boulevard
Sacramento, CA 95826

State tax      $                            Subscribed and sworn to before me
Register's fee $    3.00                    this ___day of ________, 2008.
Recording fee  $   25.00
               ---------
Total          $
                                            Notary Public

T.C. # ___________ (______________)         My commission
                                            expires:  _________________________

                                   Exhibit "A"
                                   -----------
                                     To Deed
                                     -------


                                Legal Description
                                -----------------

                                   Exhibit "B"
                                   -----------
                                     To Deed
                                     -------


                             Permitted Encumbrances
                             ----------------------

                                    EXHIBIT E

                                  BILL OF SALE
                                  ------------

                  FOR GOOD AND VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, the undersigned, ___________________________________,
("Seller"), does hereby give, grant, bargain, sell, transfer, assign, convey and deliver to ____________________________________, a ________ limited liability company, ("Purchaser"), all personal property (if any) described on Schedule A attached hereto and incorporated herein by this reference owned by Seller and located on or in that certain real property located in the County of Davidson, State of Tennessee and more particularly described in Schedule B attached hereto and incorporated herein by this reference.

                  Seller warrants to Purchaser that Seller owns all right, title and interest in said Personal Property, free and clear of any lien, security interest or adverse claim.

                  EXCEPT AS SET FORTH IN THE PRECEDING SENTENCE, SAID PERSONAL PROPERTY IS BEING TRANSFERRED ON AN "AS IS" BASIS, WITHOUT ANY REPRESENTATIONS OR WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, OF ANY KIND WHATSOEVER BY SELLER. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, PURCHASER ACKNOWLEDGES THAT SELLER EXPRESSLY DISCLAIMS AND NEGATES, AS TO ALL PERSONAL PROPERTY TRANSFERRED
HEREBY: (A) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY; (B) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE; AND (C) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR MATERIALS.

                  Seller covenants that it will, at any time and from time to time upon written request therefor, at Purchaser's sole expense and without the assumption of any additional liability thereby, execute and deliver to Purchaser, its nominees, successors and/or assigns, any new or confirmatory instruments and do and perform any other acts which Purchaser, its nominees, successors and/or assigns, may reasonably request in order to fully assign and transfer to and vest in Purchaser, its nominees, successors and/or assigns, and protect its or their rights, title and interest in and enjoyment of, all of the assets of Seller intended to be transferred and assigned hereby, or to enable Purchaser, its nominees, successors and/or assigns, to realize upon or otherwise enjoy any such assets.

                  All references to "Seller" and "Purchaser" herein shall be deemed to include their respective nominees, successors and/or assigns, where the context permits.

                  Notwithstanding the foregoing, it is understood and agreed that Seller is not transferring to Purchaser the personal property located in the Tract I Space owned by Seller, including, but not limited to, Golden Flake Snack Products, office equipment, furniture and supplies, computer equipment, business records and files, etc. [The Tract I Space is defined in the Purchase and Sale Agreement and Joint Escrow Instructions executed by and between Purchaser and Seller dated May ___, 2008.]

Dated: ________________, 2008.


SELLER:                                       _______________________________,
                                            a ______________________________


                                            By:      _________________________
                                            Name:    _________________________
                                            Title:   _________________________

                                   SCHEDULE A
                            List of Personal Property

                                      None

                                   SCHEDULE B
                     Legal Description of the Real Property
                     --------------------------------------

                                    EXHIBIT F

                        CERTIFICATE OF NONFOREIGN STATUS
                        --------------------------------


____________________________ is ("Seller"), the transferor of that certain real property located in the County of Davidson, State of Tennessee and more particularly described on Exhibit A attached hereto (the "Property").

         Section 1445 of the Internal Revenue Code of 1986 (the "Code") provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax will not be required in connection with the disposition of the Property pursuant to that certain Purchase and Sale Agreement and Joint Escrow Instructions dated as of _________, 2008, by and between Seller and Panattoni Development Company, LLC, a California limited liability company, the undersigned certifies the following on behalf of Seller:

                  1. Seller is not a foreign corporation, foreign partnership, foreign trust or foreign estate, as those terms are defined in the code and the regulations promulgated thereunder;

                  2. Seller's U.S. Taxpayer" Identification Number is ____________; and

                  3.  Seller's address is _____________________________________.

                  It is understood that this certificate may be disclosed to the Internal Revenue Service, and that any false statement contained herein could be punished by fine, imprisonment, or both.

                  Under penalties of perjury I declare that I have examined the foregoing certification and, to the best of my knowledge and belief, it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Seller.


Date:    _______________, 2008      Signature:        _________________________
                                                         Authorized Signatory

                                    EXHIBIT A
                       Legal Description of Real Property
                       ----------------------------------

                                    EXHIBIT G

                                   ASSIGNMENT
                                   ----------

                  THIS ASSIGNMENT (this "Assignment") is made as of __________, 2008, by and between the __________________________, a _____________________
("Assignor"), and __________________________,  a _____________ limited liability company, ("Assignee").

                  FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, Assignor grants, sells, conveys, transfers and assigns unto Assignee all of Assignor's right, title and interest in, to and under the following items, if any, relating to that certain real property located in the County of Davidson, State of Tennessee and more particularly described in Exhibit A attached hereto and incorporated herein by this reference (the "Real Property"):

                  (a) the contracts or agreements described in Exhibit B attached hereto and incorporated herein by this reference;

                  (b) warranties, guarantees, indemnities, rights and claims (including, without limitation, those for workmanship, materials and performance) which may exist from, by or against any contractor, subcontractor, architect, manufacturer, laborer or supplier of labor, materials or other services relating to the Real Property or any improvements located thereon;

                  (c) plans, drawings, and specifications for the improvements located on the Real Property; and

                  (d) any licenses, approvals, certificates, trade names, permits and claims.

                  Assignor shall indemnify, protect, defend and hold Assignee harmless from and against any and all claims, demands, damages, losses, liabilities, costs and expenses (including reasonable attorneys' fees) arising in connection with the contracts and agreements described in paragraph (a) above and relating to the period prior to the date hereof. Assignee accepts the foregoing assignment and assumes any executory obligations of Assignor arising after the date hereof in connection with the contracts and agreements described in paragraph (a) above and shall indemnify, protect, defend and hold Assignor harmless from and against any and all claims, demands, damages, losses, liabilities, costs and expenses (including reasonable attorneys' fees) arising in connection with the contracts and agreements described in paragraph (a) above and relating to the period on or after the date hereof.

                  Assignor covenants that it will, at any time and from time to time upon written request therefor, at Assignee's sole expense and without the assumption of any additional liability therefor, execute and deliver to Assignee, and its successors and assigns, any new or confirmatory instruments and take such further acts as Assignee may reasonably request to fully evidence the assignment contained herein and to enable Assignee, and its successors and assigns, to fully realize and enjoy the rights and interests assigned hereby.

                  The provisions of this Assignment shall be binding upon, and shall inure to the benefit of, the successors and assigns of Assignor and Assignee, respectively.

                  This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon, provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Assignment attached thereto.

                           [SIGNATURE PAGE TO FOLLOW]

                  IN WITNESS WHEREOF, Assignor and Assignee have caused their duly authorized representatives to execute this Assignment as of the date first above written.

ASSIGNOR:                                     _______________________________,
                                            a ______________________________


                                            By:      _________________________
                                            Name:    _________________________
                                            Title:   _________________________



ASSIGNEE:                                   _______________________________,
                                            a ______________________________


                                            By:      _________________________
                                            Name:    _________________________
                                            Title:   _________________________

                                    EXHIBIT A


                                  To ASSIGNMENT

                       Legal Description of Real Property
                       ----------------------------------

                                    EXHIBIT B

                                  To ASSIGNMENT

                              Schedule of Contracts
                              ---------------------

                                      None
                                      ----